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               DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, INC.
                       LIMITED-TERM GOVERNMENT FUND SERIES

                    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

         This Amendment No. 1 to Distribution Agreement (this "Agreement") is made as of the 29th day of November, 1995, by and between DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, INC. (the "Fund"), for the LIMITED-TERM GOVERNMENT FUND series (the "Series"), and DELAWARE DISTRIBUTORS, L.P. (the "Distributor").

                                   WITNESSETH

         WHEREAS, the Fund, for the Series, and the Distributor are parties to that certain Distribution Agreement made as of the 3rd day of April, 1995 (the "Distribution Agreement"); and

         WHEREAS, the Board of Directors of the Fund has established the Limited-Term Government Fund C Class (the "Class C Shares") as an additional class of the Series, and the Fund and the Distributor desire to amend the Distribution Agreement to provide that the Distributor shall act as the national distributor of the Class C Shares pursuant thereto;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Class C Shares are hereby included among the shares to which the Distribution Agreement relates and the Distributor shall act as distributor for the Class C Shares pursuant to and in accordance with the Distribution Agreement, as amended hereby.

         2. Hereafter, each reference to "Class A Shares and Class B Shares" in
Section 2 (c) and (d) of the Distribution Agreement shall be deemed to include the Class C Shares, provided that the Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 for the Class C Shares and presently in force is attached hereto as Exhibit "A."

                                         DELAWARE DISTRIBUTORS, L.P.

                                         By: Delaware Distributors, Inc.,
                                             General Partner
ATTEST:


  /s/Eric E. Miller                      By:     /s/David K. Downes
-----------------------------               ---------------------------------
Name: Eric E. Miller                        Name: David K. Downes
Title: Vice President                       Title: Senior Vice President
       Assistant Secretary                         Chief Administrative Officer

                                         DELAWARE GROUP LIMITED-TERM
                                         GOVERNMENT FUNDS, INC.,
ATTEST:                                  for the LIMITED-TERM GOVERNMENT
                                         FUND SERIES

  /s/Eric E. Miller                      By:     /s/Wayne A. Stork
-----------------------------               ---------------------------------
Name: Eric E. Miller                        Name: Wayne A. Stork
Title: Vice President                       Title: Chairman
       Assistant Secretary